Exhibit 12

                Intervest Bancshares Corporation and Subsidiaries
               Computation of Ratios of Earnings to Fixed Charges

                                                                                  For the Year Ended December 31, 1999
                                                                                  ------------------------------------
                                                                                           Intervest
                                                                                          Bancshares      Intervest
                                                                                         Corporation     Bancshares
             ($ in thousands)                                                           Consolidated    Corporation
             ------------------------------------------------------------- -------- ----------------- --------------
             Earnings before income taxes, less effect of
                  change in accounting principle                                              $1,913           $113
             Fixed charges, excluding interest on deposits                                       666            637
                                                                                         ------------ --------------
             Earnings before income taxes and fixed charges,
                  excluding interest on deposits                                               2,579            750
             Interest on deposits                                                              8,812              -
                                                                                         ------------ --------------
             Earnings before income taxes and fixed charges,
                  including interest on deposits                                             $11,391           $750
             ------------------------------------------------------------- ------------- ------------ --------------

             Earnings to fixed charges ratios:
                  Excluding interest on deposits                                              3.87 x         1.18 x
                  Including interest on deposits                                              1.20 x         1.18 x
             ------------------------------------------------------------- ------------- ------------ --------------
               Note: Fixed charges for 1999 represent interest on convertible debentures and federal funds purchased and amortization of debenture offering costs.

                                                                                  For the Year Ended December 31, 1998
                                                                                  ------------------------------------
                                                                                           Intervest
                                                                                          Bancshares      Intervest
                                                                                         Corporation     Bancshares
             ($ in thousands)                                                           Consolidated    Corporation
             -------------------------------------------------------------------- -- ---------------- --------------
             Earnings before income taxes                                                     $2,374           $531
             Fixed charges, excluding interest on deposits                                       320            319
                                                                                         ------------ --------------
             Earnings before income taxes and fixed charges,
                  excluding interest on deposits                                               2,694            850
             Interest on deposits                                                              7,977              -
                                                                                         ------------ --------------
             Earnings before income taxes and fixed charges,
                  including interest on deposits                                             $10,671           $850
             -------------------------------------------------------------------- ------ ------------ --------------

             Earnings to fixed charges ratios:
                  Excluding interest on deposits                                              8.42 x         2.66 x
                  Including interest on deposits                                              1.29 x         2.66 x
             -------------------------------------------------------------------- ------ ------------ --------------

              Note: Fixed  charges for 1998  represent  interest on  convertible debentures and federal funds purchased and amortization of debenture offering costs.




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